Exhibit 10.18

Our Ref No. WBG/07/1681

3 December 2007

Atlantic Components Limited
Flat B24, 1/F., Block B,
Proficient Industrial Centre,
6 Wang Kwun Road,
Kowloon Bay, Kowloon.

Attention: Mr. Yang Chung Lun, Director

Dear Sirs,

FACILITY LETTER

CITIC Ka Wah Bank Limited (the “Bank”) is pleased to inform you that it will consider requests made by the Borrower specified below for the following banking facilities (the “Facilities”) on the following terms and conditions. The terms set out in this facility letter supersede and replace those set out in the previous facility letter.

A.	BORROWER:

Atlantic Components Limited

B.	FACILITIES AND LIMITS:

General Banking Facilities

Type(s) of Facility		Facility Limit(s)

1.	Trade Finance – Import Invoice Financing	HKD18,000,000.00

2.	Overdraft	HKD1,000,000.00

	Total Facility Limit:	HKD18,000,000.00

Remarks:

•	The aggregate outstandings of all the above Facilities shall not at any time exceed the Total Facility Limit.

C.	FACILITIES CONDITIONS:

1.	Trade Finance

Interest: 0.5% per annum below Prime or 3% per annum over 1-month HIBOR, whichever is higher.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633

Our Ref No.	: WBG/07/1681
Borrower	: Atlantic Components Limited

Commission under Import Invoice Financing:

On the first USD50,000.00 or below	1/8%
Over USD50,000.00	1/16%

Hong Kong Dollars Bills Commission is waived.

Maximum tenor/advance percentage for:

Import Invoice Financing: up to 45 days from drawdown date.

Other Conditions for Import Invoice Financing:

List of approved suppliers and individual limit(s) are subject to the Bank’s approval form time to time.

2.	Overdraft

Interest: Prime or 3.5% per annum over 1-month HIBOR, whichever is higher, payable monthly in arrears. Accrued interest, if not so paid, shall be capitalized as principal and bear interest accordingly.

Facilities Fees:

Arrangement Fee of HKD12,000.00 is payable to the Bank upon signing of this letter by the Borrower, and thereafter an annual fee in such amount as the Bank may prescribe is payable in October of each year for so long as the Facilities continue.

D.	SECURITY AND CONDITIONS PRECEDENT

The following documents, items and evidence (both in the form and substance satisfactory to the Bank) shall be delivered to the Bank Prior to submitting any drawdown notice to the Bank:-

1.	This letter duly signed by the Borrower, all the relevant guarantor and security provider.

2.

A Mortgage over Securities and Deposits duly executed by the Borrower in favour of the Bank. The total value of such mortgaged deposits and/or securities acceptable to the Bank shall not be less than HKD2,000,000.00 and USD700,000.00 or its equivalent value in other approved currencies (calculated according to the lending radio determined by the Bank from time to time).

3.	A Guarantee and Indemnity duly executed by Yang Chung Lun (the “Personal Guarantor”) for an unlimited amount.

4.

A First Legal Charge/Mortgage over the property at Workshop No. B10 on 1st Floor of Block B, Proficient Industrial Centre, No. 6 Wang Kwun Road, Kowloon (the “Mortgaged Property”) in name of Solution Semiconductor (China) Limited duly executed in favour of the bank.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633

Our Ref No.	: WBG/07/1681
Borrower	: Atlantic Components Limited

5.

Original/certified copies of all necessary consents, approvals and other authorisations (including board resolutions/shareholders resolutions, if applicable) in connection with this letter and all other documents mentioned above.

6.	Such other documents, items or evidence that the Bank may require from time to time.

E.	UNDERTAKINGS

1.	The Borrower shall provide the Bank with its accounts receivable aging report on a semi-annual basis.

F.	OTHER TERMS AND CONDITIONS

1.

Each application made by the Borrower to use any of the Facilities in whole or in part shall be a request by it to the Bank to extend financing on the terms and conditions set out or referred to in this letter. No commitment by the Bank to extend any financing shall arise until any application by the Borrower for such financing is accepted by the Bank either expressly or by its extending such financing to the Borrower.

2.

Notwithstanding any provision stated in this letter, the Facilities are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment and/or cash collateralization of all or any sums actually or contingently owing to it under the Facilities. This letter stipulated the terms and conditions applicable to the Facilities, if granted, and does not oblige the Bank to extend any financing to the Borrower.

3.

The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or vary the terms applicable to the Facilities without the consent of any party and without subject to any condition.

4.

The Bank’s Standard Terms for Banking Facilities (2007 Edition) attached and/or referred to this letter forms an integral part of this letter and the Borrower agrees to observe and be bound in by the Bank’s Standard Terms for Banking Facilities.

5.

Please note that Section 83 of the Banking Ordinance has imposed on the Bank certain limitations on advance to persons related to its directors and employees. In signing this letter, the Borrower confirms to the Bank that it is not in any way related to the Bank’s directors or employees within the meaning of Section 83. The Borrower undertakes to advise the Bank promptly in writing if it becomes so related subsequent to the signing of this letter.

6.	This letter shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

Please confirm your agreement to the terms and conditions of this letter (incorporating the Bank’s Standard Terms for Banking Facilities (2007 Edition) attached and/or referred to this letter) by signing and returning to us the duplicate of this letter to Ms. Emily Liu of our Commercial Banking at 9/F., Lippo Centre, Tower 1, 89 Queensway, Hong Kong by 24 December 2007.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633

Our Ref No.	: WBG/07/1681
Borrower	: Atlantic Components Limited

Should you have any queries on the completion of the required documents, please do feel free to contact our Ms. Daphne Fong at 3603 2047. For queries on banking arrangement, please contact our Ms. Emily at 3603 6282 or Mr. Thomas Lam at 3603 6196 at any time.

Yours faithfully,
For and on behalf of CITIC Ka Wah Bank Limited	For and on behalf of CITIC Ka Wah Bank Limited

Frankie Lam	Thomas Lam
Vice President	First Vice President and Team Head
Credit Administration	Commercial Banking

FL/df/sc

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT: ‘KWHKHKHH’ Fax: (852) 3603 4000 Tel: (852) 3603 6633